Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-61969 and 333-170451 on Form S-8 of our report dated June 24, 2013, appearing in the Annual Report on Form 11-K of the Black Hills Corporation Retirement Savings Plan for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP
Minneapolis, Minnesota

June 24, 2013